UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Oct. 28, 2011

Dewmar International BMC, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-164392	27-10000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

132 E. Northside Dr., Suite C Clinton, Mississippi	39056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (601) 488-4360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .    Written communications pursuant to Rule 425 under the Securities Act

     .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On Oct. 28, 2011 the acquisition agreement between Dewmar International BMC, Inc. and DSD Network of America, Inc. dated June 20, 2011 as Dewmar International BMC, Inc. has chosen to pursue another route to become a publicly traded company. As a result DSD Network of America, Inc. is no longer a wholly owned subsidiary of Dewmar International BMC, Inc.

Exhibits

No.	Exhibits
3.	Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated

DEWMAR INTERNATIONAL BMC, INC.

By: /s/ Marco Moran

       Marco Moran, President and

       Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
3.	Termination Agreement

3